ARTICLES OF AMENDMENT TO
                            ARTICLES OF INCORPORATION
                                       OF
                               INTERCALLNET, INC.,
                              a Florida Corporation

         The undersigned, George Pacinelli, President, does hereby certify that:

             (i) He is the duly-elected President of Intercallnet, Inc., a Florida corporation (the "Corporation");

             (ii) Pursuant to authority given by the Corporation's Articles of Incorporation, the Board of Directors of this Corporation has duly adopted the following recitals and resolutions on February 28, 2002, which recitals and resolutions do not require shareholder approval.

                  WHEREAS, the Articles of Incorporation of the Corporation provide for a class of shares known as Preferred Stock, $.0001 par value per share, issuable from time to time; and

                  WHEREAS, the Board of Directors of the Corporation is authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued Preferred Stock, to fix the number of shares constituting any such class and to determine the designation thereof, or any of them; and

                  WHEREAS, the Corporation has not heretofore issued any shares of its Preferred Stock; and

                  WHEREAS, the Board of Directors of the Corporation desires, pursuant to its authority, to determine and fix the rights, preferences, privileges and restrictions relating to a separate class of said Preferred Stock to be designated "Series A Convertible Preferred Stock" totaling 1,500,000 shares (the "Series A Convertible Preferred Stock");

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                  NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors of the Corporation hereby fixes and determines the designation of the number of shares constituting, and the rights, preferences, privileges and restrictions relating to, the Series A Convertible Preferred Stock as follows:

         1. Designation and Number of Shares. A total of 1,500,000 shares of the Corporation's Preferred Stock shall be designated as "Series A Convertible Preferred Stock." As used herein, the term "Preferred Stock" used without reference to the Series A Convertible Preferred Stock means the shares of Series A Convertible Preferred Stock and the shares of series of authorized Preferred Stock of the Corporation issued and designated from time to time by a resolution or resolutions of the Board of Directors, share for share alike and without distinction as to class or series, except as otherwise expressly provided for herein or as the context otherwise requires.

         2. Dividends. The holders of shares of the Series A Convertible Preferred Stock shall be entitled to receive dividends which shall be payable in restricted shares (not registered under the Securities Act of 1933, as amended) of the Corporation's common stock, par value $0.0001 per share (the "Common Stock"), when, as and if declared by the Board of Directors from time to time, out of any assets which are legally available for the payment of such dividends, at an annual rate equal to $0.08 per share of Series A Convertible Preferred Stock (which amount shall be subject to equitable adjustment whenever there shall occur after the date of issuance a stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving the Series A Convertible Preferred Stock), provided that such dividends shall not be currently payable and shall only be payable when and as specifically provided herein. Dividends shall be cumulative,

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without compounding, payable quarterly, subject to the terms hereof, in shares of Common Stock of the Corporation based on the average closing price of the Corporation's publicly traded securities for the twenty (20) trading days immediately preceding the date on which the Board of Directors of the Corporation may declare such dividend, and shall accrue daily on each share of Series A Convertible Preferred Stock from the date of issuance. Dividends payable on the Series A Convertible Preferred Stock for any period less than a full year shall be computed on the basis of the actual number of days elapsed and a 365-day year. No dividends shall be made or declared, and no other distribution shall be made, on or with respect to the Common Stock or any other class or series of capital stock of the Corporation designated to be junior to the Series A Convertible Preferred Stock, as long as there are shares of Series A Convertible Preferred Stock issued and outstanding. Upon conversion of shares of Series A Convertible Preferred Common Stock of the Corporation, all accrued, unpaid cumulative dividends with respect to such converted shares shall also be converted, to the extent permitted by law, and if not so permitted, canceled.

         3. Liquidation, Dissolution or Winding Up.

                  (a) Treatment at Sale, Liquidation, Dissolution or Winding Up. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment is made to any holders of any shares of Common Stock or any other class or series of capital stock of the Corporation designated to be junior to the Series A Convertible Preferred Stock, the holders of shares of Series A Convertible Preferred Stock shall be entitled to receive an amount equal to $1.00 per share of Series A Convertible Preferred Stock plus any dividends accrued or declared but unpaid on such shares (as adjusted for any recapitalization,

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reorganization, reclassification, stock combinations, stock dividends, stock splits, or the like) (such amount, as so determined, is referred to herein as the "Series A Liquidation Value"). After payment of the Series A Liquidation Value has been made to the holders of the Series A Convertible Preferred Stock, the remaining assets shall be distributed among the holders of Common Stock and any shares of capital stock ranking junior to the Series A Convertible Preferred Stock on a pro-rata basis.

                  (b) Insufficient Funds. If upon such liquidation, dissolution or winding up of the Corporation the assets or surplus funds of the Corporation to be distributed to the holders of shares of Series A Convertible Preferred Stock shall be insufficient to permit payment to such respective holders of the full Series A Liquidation Value and all other preferential amounts payable with respect to the Series A Convertible Preferred Stock, then the assets available for payment or distribution to such holders shall be distributed ratably among the holders of the Series A Convertible Preferred Stock in proportion to the full respective preferential amounts to which each holder of shares of Series A Convertible Preferred Stock is entitled.

                  (c) Distributions of Property. Whenever the distribution provided for in this Section 3 shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors.

         4. Voting Power.

                  (a) General. Except as otherwise required by law, each holder of Series A Convertible Preferred Stock shall be entitled to vote on all matters on which the shareholders of the Corporation are entitled to vote and shall be entitled to that number of votes equal to the number of whole shares of Common Stock into which such holder's respective shares of Series A Convertible

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Preferred Stock could then be converted, pursuant to the provisions of Section 5 hereof, at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. Except as otherwise required by law, the holders of shares of Preferred Stock and Common Stock shall vote together as a single class on all matters.

         5. Conversion Rights. The holders of the Series A Convertible Preferred Stock shall have the following rights with respect to the conversion of such shares into shares of Common Stock:

                  (a) General. Subject to and in compliance with the provisions of this Section 5, any or all shares of the Series A Convertible Preferred Stock shall be convertible, at the option of the holder thereof, at any time into fully-paid and non-assessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series A Convertible Preferred Stock shall be entitled to receive upon conversion shall be the product obtained by multiplying the Series A Applicable Conversion Rate (determined as provided in Section 5(b)) by the number of shares of Series A Convertible Preferred Stock being converted at any time.

                  (b) Applicable Conversion Rate. The conversion rate in effect at any time for the Series A Convertible Preferred Stock (the "Series A Applicable Conversion Rate") shall be the quotient obtained by dividing $1.00 by $.40, except as adjusted in accordance with Section 5(c) hereof (the "Series A Applicable Conversion Value").

         (c) Adjustment to Series A Applicable Conversion Value.

                           (i)      (A)     Effect on Series A Applicable
Conversion Value Upon Dilutive Issuances of Common Stock or Convertible Securities. If the Corporation shall, while there are any

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shares of Series A Convertible Preferred Stock outstanding, issue or sell shares of its Common Stock (or Common Stock Equivalents, as defined below) without consideration or at a price per share less than the Series A Applicable Conversion Value in effect immediately prior to such issuance or sale (except as to the issuance or sale of shares of Common Stock pursuant to the exercise and/or conversion of any Common Stock Equivalents issued prior to the issuance of any shares of Series A Convertible Preferred Stock), then and in such event, such Series A Applicable Conversion Value, as in effect immediately prior to such issuance, upon each such issuance or sale, except as hereinafter provided, shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying the Series A Applicable Conversion Value in effect immediately prior to such calculation by a fraction:

                                            (1)      the numerator of which
shall be (a) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock or Common Stock Equivalents (calculated on a fully diluted basis assuming the exercise or conversion of all then exercisable options, warrants, purchase rights or convertible securities), plus (b) the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of such additional shares of Common Stock or Common Stock Equivalents so issued would purchase at the Series A Applicable Conversion Value in effect immediately prior to such issuance, and

                                            (2)      the denominator of which
shall be (a) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock or Common Stock Equivalents (calculated on a fully diluted basis assuming the

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exercise or conversion of all then exercisable options, warrants, purchase rights or convertible securities), plus (b) the number of such additional shares of Common Stock or Common Stock Equivalents so issued.

         The provisions of this Section 5(c)(i)(A) may be waived in any instance (without the necessity of convening any meeting of shareholders of the Corporation) upon the written consent of the holders of at least 66.66% of the outstanding shares of Series A Convertible Preferred Stock.

                           (i)      (B)     Effect on Series A Applicable
Conversion Value Upon Other Dilutive Issuance of Warrants, Options and Purchase Rights to Common Stock or Convertible Securities.

                                            (1)      For the purposes of this
Section 5(c)(i), the issuance at any time, following the issuance of any shares of Series A Convertible Preferred Stock, of any warrants, options, subscription or purchase rights with respect to shares of Common Stock, of any securities convertible into or exchangeable for shares of Common Stock, or the issuance of any warrants, options, subscription or purchase rights with respect to such convertible or exchangeable securities (collectively, "Common Stock Equivalents"), shall be deemed an issuance of Common Stock if the Net Consideration Per Share (as hereinafter determined) received by the Corporation for such Common Stock Equivalents shall be less than the Series A Applicable Conversion Value in effect at the time of such issuance. Any obligation, agreement or undertaking to issue Common Stock Equivalents at any time in the future shall be deemed to be an issuance at the time such obligation, agreement or undertaking is made or arises. No further adjustment of the Series A Applicable Conversion Value shall be made under this Section 5(c)(i)(B) upon the actual issuance of any shares

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of Common Stock pursuant to the exercise, conversion or exchange of any Common
Stock Equivalents if any adjustments shall previously have been made upon the issuance of any such Common Stock Equivalents as above provided.

                                            (2)      Should the Net
Consideration Per Share of any such Common Stock Equivalents be decreased from time to time, upon the effectiveness of each such change, the Series A Applicable Conversion Value will be that which would have been obtained (1) had the adjustments made upon the issuance of such Common Stock Equivalents been made upon the basis of the actual Net Consideration Per Share of such securities, and (2) had adjustments made to the Series A Applicable Conversion Value since the date of issuance of such Common Stock Equivalents been made to such Series A Applicable Conversion Value as adjusted pursuant to (1) above. Any adjustment of the Series A Applicable Conversion Value with respect to this paragraph which relates to Common Stock Equivalents shall be disregarded if, as, and when all of such Common Stock Equivalents expire or are canceled without being exercised, so that the Series A Applicable Conversion Value effective immediately upon such cancellation or expiration shall be equal to the Series A Applicable Conversion Value in effect at the time of the issuance of the expired or canceled Common Stock Equivalents, with such additional adjustments as would have been made to the Series A Applicable Conversion Value had the expired or canceled Common Stock Equivalents not been issued.

                                            (3)      For purposes of this
paragraph, the "Net Consideration per Share" which may be received by the Corporation shall be determined as follows:

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                                                     (a)      The "Net
Consideration Per Share" shall mean the amount equal to the total amount of consideration, if any, received by the Corporation for the issuance of such Common Stock Equivalents, plus the minimum amount of consideration, if any, payable to the Corporation upon exercise, or conversion or exchange thereof, divided by the aggregate number of shares of Common Stock that would be issued if all such Common Stock Equivalents were exercised, exchanged or converted.

                                                     (b)      The "Net
Consideration Per Share" which may be received by the Corporation shall be determined in each issuance as of the date of issuance of Common Stock Equivalents without giving effect to any possible future upward price adjustments or rate adjustments which may be applicable with respect to such Common Stock Equivalents.

                                    (i)     (C)      Consideration Other than
Cash. For purposes of this Section 5(c)(i), if a part or all of the consideration received by the Corporation in connection with the issuances of shares of the Common Stock or the issuance of any of the securities described in this Section 5(c)(i) consists of property other than cash, such consideration shall be deemed to have a fair market value as is reasonably determined in good faith by the Board of Directors of the Corporation.

                                   (i)      (D) Exception to Anti-dilution.
This Section 5(c)(i) shall not apply under any of the circumstances which would constitute an Extraordinary Common Stock Event (as described below). Further, this Section 5(c)(i) shall not apply with respect to:

                                            (1) the shares of Common
Stock (or options to purchase such shares of Common Stock) issued or issuable at not less than fair market value to officers, employees or directors of, or consultants to, the Corporation pursuant to any stock purchase

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or option plan or other employee stock bonus arrangement approved by the
Corporation's Board of Directors, the aggregate number of which shall not exceed 1,500,000 shares of Common Stock (subject to adjustments as provided for in the Corporation's 2001 Stock Option Plan (the "Plan"), and inclusive of shares subject to currently outstanding employee options issued under the Plan, but exclusive of stock options issued outside of the Plan);

                                            (2)      securities issuable as a
stock dividend or upon any subdivision of shares of Common Stock, provided that the securities issued pursuant to such stock dividend or subdivision are limited to additional shares of Common Stock; and

                                            (3)      the shares of Common Stock
into which the shares of Series A Convertible Preferred Stock are converted.

                                   (ii)    Upon Extraordinary Common Stock
Event. Upon the happening of an Extraordinary Common Stock Event (as hereinafter defined), the Series A Applicable Conversion Value (and all other conversion values set forth in Section 5(c)(i) above) shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the Series A Applicable Conversion Value by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Series A Applicable Conversion Value. The Series A Applicable Conversion Value, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.

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                                            An "Extraordinary Common Stock
Event" shall mean (i) the issue of additional shares of Common Stock as a dividend or other distribution on outstanding shares of Common Stock, (ii) a subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) a redemption, repurchase, combination or reverse stock split of outstanding shares of Common Stock into a smaller number of shares of Common Stock.

                                                     (d)      Dividends.  In the
event the Corporation shall make or issue, or shall fix a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution (other than a distribution in liquidation or other distribution otherwise provided for herein) with respect to the Common Stock payable in (i) securities of the Corporation other than shares of Common Stock, or (ii) other assets (excluding cash dividends or distributions), then and in each such event provision shall be made so that the holders of the Series A Convertible Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the number of securities or such other assets of the Corporation which they would have received had their Series A Convertible Preferred Stock been converted into Common Stock on the date of such event and had such holders thereafter, during the period from the date of such event to and including the Conversion Date (as that term is hereafter defined in Section 5(h)), retained such securities or such other assets receivable by them during such period, giving application to all other adjustments called for during such period under this Section 5 with respect to the rights of the holders of the Series A Convertible Preferred Stock.

                                                     (e)      Capital
Reorganization or Reclassification. If the Common Stock issuable upon the conversion of the Series A Convertible Preferred Stock shall be

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changed into the same or different number of shares of any class or classes of capital stock, whether by capital reorganization, recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in this Section 5, or a merger, consolidation or sale of all or substantially all of the Corporation's capital stock or assets to any other person), then and in each such event the holder of each share of Series A Convertible Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of capital stock and other securities and property receivable upon such reorganization, recapitalization, reclassification or other change by the holders of the number of shares of Common Stock into which such shares of Series A Convertible Preferred Stock might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.
                                                     (f)      Merger,
Consolidation or Sale of Assets. If at any time or from time to time there shall be a merger or consolidation of the Corporation with or into another corporation (other than a merger or reorganization involving only a change in the state of incorporation of the Corporation), or the sale of all or substantially all of the Corporation's capital stock or assets to any other person, then, as a part of such reorganization, merger or consolidation or sale, provision shall be made so that the holders of the Series A Convertible Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Convertible Preferred Stock the number of shares of stock or other securities or property of the Corporation, or of the successor corporation resulting from such merger or consolidation, to which such holder would have been entitled if such holder had converted its shares of Series A Convertible Preferred Stock immediately prior to such capital reorganization, merger, consolidation or sale. In any such case, appropriate

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adjustment shall be made in the application of the provisions of this Section 5 to the end that the provisions of this Section 5 (including adjustment of the Series A Applicable Conversion Value then in effect and the number of shares of Common Stock or other securities issuable upon conversion of such shares of Series A Convertible Preferred Stock) shall be applicable after that event in as nearly equivalent a manner as may be practicable.

                                            (g)      Certificate as to
Adjustments; Notice by Corporation. In each case of an adjustment or readjustment of the Series A Applicable Conversion Rate, the Corporation at its expense will furnish each holder of Series A Convertible Preferred Stock with a certificate prepared by the Treasurer or Chief Financial Officer of the Corporation, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

                                            (h)      Exercise of Conversion
Right. To exercise its conversion right, a holder of Series A Convertible Preferred Stock shall surrender the certificate or certificates representing the shares being converted to the Corporation at its principal office, and shall give written notice to the Corporation at the office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Series A Convertible Preferred Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Corporation or in blank. The date when such written notice is received by the Corporation, together with the certificate or certificates representing the shares of Series A Convertible Preferred Stock being converted, shall be

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the "Conversion Date." As promptly as practicable after the Conversion Date, the
Corporation shall issue and shall deliver to the holder of the shares of Series
A Convertible Preferred Stock being converted, or on its written order, such certificate or certificates as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Series A Convertible Preferred Stock in accordance with the provisions of this Section 5, rounded up to the nearest whole share as provided in Section 5(i), in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series A Convertible Preferred Stock shall cease and the person(s) in whose name(s) any certificate(s) for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

                                            (i)      No Issuance of Fractional
Shares. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Series A Convertible Preferred Stock. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of Series A Convertible Preferred Stock, the Corporation shall round up to the next whole share of Common Stock issuable upon the conversion of shares of Series A Convertible Preferred Stock. The determination as to whether any fractional shares of Common Stock shall be rounded up shall be made with respect to the aggregate number of shares of Series A Convertible Preferred Stock being converted at any one time by any holder thereof, not with respect to each share of Series A Convertible Preferred Stock being converted.

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                                            (j)      Partial Conversion.  In the
event some but not all of the shares of Series A Convertible Preferred Stock represented by a certificate(s) surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Series A Convertible Preferred Stock which were not converted.

                                            (k)      Reservation of Common
Stock. The Corporation shall at times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Convertible Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Convertible Preferred Stock ( including any shares of Series A Convertible Preferred Stock represented by any warrants, options, subscription or purchase rights for Series A Convertible Preferred Stock), and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Convertible Preferred Stock (including any shares of Series A Convertible Preferred Stock represented by any warrants, options, subscriptions or purchase rights for such Preferred Stock), the Corporation shall take such action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                                            (l)      No Reissuance of Preferred
Stock. No share or shares of Series A Convertible Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and

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eliminated from the shares of capital stock which the Corporation shall be authorized to issue. The Corporation shall from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Series A Convertible Preferred Stock.

         6. Registration of Transfer. The Corporation will keep at its principal office a register for the registration of shares of Series A Convertible Preferred Stock. Upon the surrender of any certificate representing shares of Series A Convertible Preferred Stock at such place, the Corporation will, at the request of the record holders of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefore representing the aggregate number of shares of Series A Convertible Preferred Stock represented by the surrendered certificate. Each such new certificate will be registered in such name (in accordance with applicable federal and state securities laws) and will represent such number of shares of Series A Convertible Preferred Stock as is required by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate.

         7. Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series A Convertible Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of an unsecured indemnity from the holder reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) or, in the case of such mutilation upon surrender of such certificate, the Corporation will (at its expense) execute and deliver or cause its transfer agent to deliver, in lieu of such certificate a new certificate of like kind representing the number of shares

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of Series A Convertible Preferred Stock represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

         8. Restrictions and Limitations on Corporate Action and Amendments to Charter.

                  (a) Commencing on the date of execution of an agreement entitled "Series A Convertible Preferred Stock and Common Stock Purchase Warrant Purchase Agreement" by and between the Company and the contemplated initial holder (the "Holder") of the Series A Convertible Preferred Stock (the "Agreement") and provided that such Holder of the Series A Convertible Preferred Stock purchases all of the shares of Series A Convertible Preferred Stock authorized hereby pursuant to the terms and conditions of the Agreement, until such time as such Holder may be less than a ten percent (10%) stockholder of the Corporation's Common Stock (calculated as follows) on a fully diluted basis as to such Holder (based only upon and assuming conversion by such Holder of any shares of the Series A Convertible Preferred Stock then owned by such Holder into shares of the Corporation's Common Stock and the exercise by such Holder of any warrants purchased by such Holder pursuant to the Agreement and then owned by such Holder into shares of the Corporation's Common Stock, and excluding any shares of Common Stock which may be purchased by such Holder in market and/or private transactions with any third parties other than the Corporation or which may otherwise be acquired), the Corporation shall not take any corporate action or otherwise amend its Articles of Incorporation without the approval by vote or written consent of the holders of at least 66.66% of the then outstanding shares of Series A Convertible Preferred Stock, voting together as a separate class, each share of Series A Convertible Preferred Stock to be entitled to that number of

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votes equal to the number of shares of Common Stock into which such share could then be converted pursuant to the provisions of Section 5, if such corporate action or amendment would:

                           (i)      amend, repeal, or otherwise modify any of
the rights, preferences, or powers of the shares of Series A Convertible Preferred Stock, or increase or decrease (other than by redemption or conversion) the number of authorized shares of any class or series of stock of the Corporation; or

                           (ii)     authorize or issue, or obligate the
Corporation to authorize or issue, (1) additional shares of Series A Convertible Preferred Stock, or (2) any additional class or series of stock, or any obligation or security convertible into shares of any additional class or series of stock, if such additional class or series would rank senior or junior to the Series A Convertible Preferred Stock with respect to voting, liquidation preferences, dividend rights or redemption rights; or

                           (iii)    merge, consolidate or reorganize the
Corporation, or sell, lease, transfer, convey or otherwise dispose of all or substantially all of the Corporation's assets or intellectual property or effect any transaction or series of transactions in which more than 50% of the voting power of the Corporation is disposed of; or

                           (iv)     to redeem, purchase or otherwise acquire for
value (or pay into or set aside for a sinking fund for such purpose), any share or shares of capital stock; or

                           (v)      establish borrowing from banks or financial
institutions or otherwise issue any debt in the aggregate of more than $1,000,000;

                           (vi)     pledge any of the assets of the Corporation
in the aggregate with a fair market value in excess of $1,000,000 or pledge any intellectual property of the Corporation; or

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                           (vii)    amend, alter or repeal the Articles of
Incorporation or Bylaws of the Corporation if the effect would be to adversely affect the rights, preferences or powers of the holders of the Series A Convertible Preferred Stock.

         9. No Dilution or Impairment. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of capital stock or assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Series A Convertible Preferred Stock set forth herein, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Series A Convertible Preferred Stock against dilution or other impairment. Without limiting the generality of the foregoing, the Corporation (a) will not increase the par value of any shares of stock receivable on the conversion of the Preferred Stock above the amount payable therefor on such conversion, and
(b) will take all such action as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and non-assessable shares of stock on the conversion of all Preferred Stock from time to time outstanding.

         10. Notices of Record Date. In the event of:

                  (a) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of capital stock of any class or any other securities or property, or to receive any other right, or

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                  (b) any capital reorganization of the Corporation, any
reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, or any transfer of all or substantially all of the assets of the Corporation to any other corporation, or any other entity or person, or

                  (c) any voluntary on involuntary dissolution, liquidation or winding up of the Corporation, then and in each such event the Corporation shall mail or cause to be mailed to each holder of Series A Convertible Preferred Stock a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up. Such notice shall be delivered in accordance with one of the methods of delivery set forth in Section 11 below at least ten (10) days prior to the earlier of (1) the date specified in such notice on which such record is to be taken and (2) the date one which such action is to be taken.

         11. Notices. Except as otherwise expressly provided, all notices referred to herein will be in writing and will be delivered via hand delivery, or by registered or certified mail, return receipt requested, postage prepaid or by delivery to a nationally recognized overnight courier service and will

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be deemed to have been given when so hand delivered, mailed or delivered to a nationally recognized overnight courier service (i) to the Corporation, at its principal executive offices and (ii) to any shareholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise in writing by any such holder).

         12. Contractual Rights. The various provisions set forth herein for the benefit of the holders of the Series A Convertible Preferred Stock shall be deemed contract rights enforceable by such holders, including without limitation, by one or more actions for specific performance.

                  FURTHER RESOLVED, that the President of this Corporation is authorized to execute, verify and file a certificate of determination of preferences in accordance with Florida law.

         The authorized number of shares of Preferred Stock of the Corporation is 2,000,000 shares, par value $.0001 per share, no shares of which have been heretofore issued, and no shares of which are outstanding.

         These Articles of Amendment to the Articles of Incorporation of the Corporation have been duly authorized and approved by a unanimous written consent of the directors of the Corporation dated as of February 28, 2002.

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         IN WITNESS WHEREOF, the undersigned has executed this Articles of
Amendment to the Articles of Incorporation of the Corporation on February 28, 2002.

                                      /s/ George Pacinelli
                                     ------------------------------
                                     George Pacinelli, President


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